As filed with the Securities and Exchange Commission on August 6, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WISCONSIN GAS COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-0476515 (IRS Employer Identification No.)

231 West Michigan Street

P. O. Box 2046

Milwaukee, Wisconsin 53201

(414) 221-2345

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey West, Treasurer

Wisconsin Gas Company

231 West Michigan Street

P. O. Box 2046

Milwaukee, Wisconsin 53201

(414) 221-2345

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BRUCE C. DAVIDSON Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 277-5000	GARY W. WOLF Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3600

Approximate date of commencement of proposed sale to the public:    At such time, or from time to time, after the effective date of this registration statement as the registrant shall determine, in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price		Amount of registration fee

Debt Securities	(1) (2)	(1)	$200,000,000	(2)	$16,180	(3)

(1)	Not applicable pursuant to the note following the Calculation of Registration Fee Table in Form S-3, which provides that only the maximum aggregate offering price for the class of securities to be registered need be specified.
(2)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies or foreign currency units as shall result in an aggregate initial offering price for all securities not to exceed $200,000,000, exclusive of any accrued interest.
(3)	Calculated pursuant to Rule 457(o) at the statutory rate of $80.90 per million in effect at the time of filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2003

PROSPECTUS

$200,000,000

Wisconsin Gas Company

DEBT SECURITIES

Wisconsin Gas Company may offer from time to time unsecured debt securities in one or more series in amounts, at prices and upon terms to be determined at the time or times of sale. Except as may be described in a prospectus supplement, any debt securities will not be listed on any national securities exchange. The title, aggregate principal amount, maturity, interest rate, payment dates, redemption provisions, sinking fund, if any, and other terms of each series of debt securities will be set forth in a supplement to this prospectus.

We may sell debt securities to or through underwriters or dealers and also may sell debt securities directly to other purchasers or through agents. The prospectus supplement relating to a series of debt securities will set forth the terms of the offering, including, to the extent applicable, the initial offering price, the proceeds to us, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers, and will identify the principal underwriters (if any) with respect to the series.

We urge you to read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2003.

ABOUT THIS PROSPECTUS

In this prospectus, “we”, “us” and “Wisconsin Gas” refer to Wisconsin Gas Company, an operating public utility organized under the laws of Wisconsin and an indirect subsidiary of Wisconsin Energy Corporation, a diversified holding company which we refer to in this prospectus as “Wisconsin Energy.” This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may issue and sell to the public any securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.

This prospectus provides you with only a general description of the debt securities we may issue and sell. Each time we issue and sell debt securities, we will provide a prospectus supplement that will contain specific information about the particular debt securities and terms of that offering.

In the prospectus supplement, we will describe the interest rate, payment dates, maturity and other terms of any debt securities that we issue and sell. Should the prospectus supplement and the prospectus differ with respect to those terms, the description in the prospectus supplement shall control.

The prospectus supplement will also describe the proceeds and uses of proceeds from the debt securities, together with the names and compensation of any underwriters through whom the debt securities are being issued and sold, and other important considerations for investors. It may also add to, update or change information contained in this prospectus.

WISCONSIN GAS

Wisconsin Gas Company is a Wisconsin corporation and is a wholly-owned subsidiary of WICOR, Inc. In April 2000, Wisconsin Energy acquired WICOR and its subsidiaries, including Wisconsin Gas, which became an indirect wholly-owned subsidiary of Wisconsin Energy. Wisconsin Electric Power Company, which we refer to in this prospectus as “Wisconsin Electric,” is an electric, gas and steam utility that is a subsidiary of Wisconsin Energy. Subsequent to the acquisition, Wisconsin Electric and Wisconsin Gas, although they remain separate legal entities, have combined some common functions to achieve operating efficiencies and improved reliability. In April 2002, the two companies began doing business under the trade name of “We Energies.”

We are the largest natural gas distribution public utility in Wisconsin, operating throughout Wisconsin. At December 31, 2002, we distributed gas to approximately 562,000 residential, commercial and industrial customers. We are subject to the jurisdiction of the Public Service Commission of Wisconsin as to various phases of our operations, including rates, service and the issuance of long-term securities, including the securities described in this prospectus.

In November 1998, we entered the water utility business by acquiring the water distribution system of a Milwaukee suburb serving about 500 customers. We acquired another small water utility in November 1999, and served approximately 2,400 customers by the end of 2002.

Our principal executive offices are located at 231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin 53201, and our telephone number is (414) 221-2345.

RATIOS OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges are described below for the periods indicated.

	Six Months Ended June 30, 2003	Twelve Months Ended June 30, 2003	Year Ended December 31,
			2002	2001	2000	1999	1998
Ratio of Earnings to Fixed Charges	6.8x	4.9x	5.1x	1.9x	2.1x	4.3x	3.9x

For these ratios, “earnings” is determined by adding net income (including total allowances for funds used during construction) plus current and deferred income taxes plus fixed charges. “Fixed charges” consists of interest charges and amortization of debt discount, premium and expense (including inter-company interest).

As indicated above, Wisconsin Energy acquired WICOR, Inc. in April 2000 and recorded the transaction using the “purchase” method of accounting. Our ratio of 2.1x for the year 2000 reflects our operations for the entire year had Wisconsin Energy acquired WICOR, Inc. on January 1, 2000. Our ratios of earnings to fixed charges for the period January 1, 2000 to April 26, 2000, the predecessor period prior to the effective date of the acquisition, and for the period from April 27, 2000 to December 31, 2000, were 8.7x and .7x, respectively. The ratio for the predecessor period reflects the seasonal nature of the gas distribution business as the majority of the annual earnings are derived during the winter heating season. The ratio for the remainder of the year reflects the impact of the non-heating season on earnings, as well as amortization of goodwill and the inter-company interest described below.

Our ratios of earnings to fixed charges for the years 2001 and 2000 of 1.9x and 2.1x, respectively, reflect (a) $11.5 million and $11.0 million of interest expensed on inter-company notes representing dividends in 2000 from us to our parent company, WICOR, Inc., in the form of notes payable, to balance WICOR’s capital structure in anticipation of the then proposed transfer of the physical gas utility assets of Wisconsin Electric to us, and (b) the amortization of goodwill of $11.5 million and $7.6 million, respectively. Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” which eliminated the annual amortization of goodwill.

Under a stipulation agreement entered into with the Public Service Commission of Wisconsin on December 4, 2001, and related consent order, we and Wisconsin Electric withdrew our joint application to combine the gas operations of Wisconsin Electric with our own, and we and WICOR agreed to reverse the 2000 dividend transactions and to reverse the interest expense on the inter-company notes. Under generally accepted accounting principles, these reversals were recorded in our 2001 financial statements as a $305 million contribution to our capital and a $13.6 million (net of tax) positive adjustment to our retained earnings. These inter-company interest charges in 2001 and 2000 significantly reduced our ratios of earnings to fixed charges for those years.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus and any prospectus supplement (including documents incorporated by reference) that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You will be able to recognize a forward-looking statement because it contains the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “objective” or a similar expression to identify it as a forward-looking statement.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements include factors we have described under the caption “Cautionary Factors” and in other portions of “Factors Affecting Results, Liquidity and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K or under similar captions in the other documents we have incorporated by reference.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of debt securities (a) to fund or repay short-term debt incurred to fund our continuing construction program to provide service to new and existing gas utility customers in our service areas and to improve and modernize our facilities, including capital investments to improve the availability of natural gas supplies to the State of Wisconsin, (b) to refinance long-term debt, or (c) for general corporate purposes. Pending disposition, we may temporarily invest any funds not required immediately for those purposes in U.S. government securities and other high quality U.S. securities or we may use the proceeds to temporarily reduce our short-term debt until the funds are needed for their intended uses. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, look at our current filings with the SEC. See “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

We will issue any new debt securities, which will be our direct unsecured general obligations, in one or more series under an indenture between us and U.S. Bank National Association, as trustee, and under a securities resolution, which may be in the form of a resolution or a supplemental indenture, authorizing the particular series. At the date of this prospectus we have no debt securities outstanding under the indenture, which has not yet been entered into, but we have an aggregate of $160 million of unsecured notes and debentures outstanding under an indenture, dated as of September 1, 1990, with U.S. Bank National Association (as successor to First Wisconsin Trust Company), as trustee, that we entered into before we became an indirect subsidiary of Wisconsin Energy. The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

We have summarized selected provisions of the indenture and debt securities below. This summary may not contain all of the information important to you. The proposed form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The final form of the indenture and the securities resolution for each series of debt securities issued under the indenture will be filed or incorporated by reference as an exhibit to the registration statement or other filings incorporated by reference in this prospectus. You should read the indenture and the applicable securities resolution for other provisions that may be important to you. In the summary below, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

•	limit the amount of debt securities that we can issue under the indenture;

•	limit the number of series of debt securities that we can issue from time to time;

•	restrict the total amount of debt that we or our subsidiaries, if any, may incur; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in our ratings or credit quality.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Terms

A prospectus supplement and a securities resolution relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•	the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

•	the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, or method of calculating the interest rate or rates which the debt securities will bear;

•	the closing date for the issuance of any debt securities;

•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

•	the manner of paying principal and interest on the debt securities;

•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

•	the terms of any redemption of debt securities at the option of holders;

•	any tax indemnity provisions;

•	if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;

•	the portion of principal payable upon acceleration of any discounted debt security (as described below);

•	whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

•	whether the covenant referred to below under “Limitation on Liens” applies, and whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•	the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;

•	any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

•	any provisions relating to the deferral of payment of any interest; and

•	any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities. (Section 2.01)

All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional securities of that series. (Section 2.01)

The creation and issuance of a series of debt securities and the authentication and delivery of the securities of a series are not subject to any conditions precedent under the indenture. (Section 2.01)

Debt securities do not cease to be outstanding because they are held by us or one of our affiliates. (Section 2.09)

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities. (Section 2.01) We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered, bearer or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. (Section 2.12) We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series to the extent they differ from those described under “Book-Entry Issuance” below.

Unless otherwise indicated in the prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000 and bearer securities in denominations of $5,000 and whole multiples of $5,000. (Section 2.12) We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding securities of the series to be represented by that global security or securities.

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate in a form we specify to comply with United States laws and regulations is presented to us. (Section 2.04)

A holder of debt securities registered with our registrar may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Certain Covenants

The debt securities will not be secured by any properties or assets and will represent our unsecured debt. The indenture does not limit the amount of unsecured debt that we can incur.

As discussed below, the indenture includes limitations on our ability to create liens. These limitations will apply if the securities resolution establishing the terms of a series so provides. If applicable, the limitations are subject to a number of qualifications and exceptions. The indenture does not limit our ability to enter into sale and leaseback transactions.

The covenant described below will apply to a series of debt securities if that is indicated in the related prospectus supplement. Any obligations under that covenant are subject to termination upon defeasance. See “Legal Defeasance and Covenant Defeasance” below.

Also, as noted above, unless otherwise indicated in a prospectus supplement, the indenture does not include a covenant which would afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect them.

Limitations on Liens

The indenture provides that, if there remain outstanding any debt securities of any series to which this limitation applies, and subject to termination as referred to above, we will not, and will not permit any subsidiary to, create or suffer to be created or to exist any mortgage, pledge, security interest, or other lien on any of our properties or assets now owned or later acquired to secure any indebtedness, without making effective provision so that the debt securities of that series will be equally and ratably secured. The indenture defines the term

“subsidiary” to mean a corporation or other entity a majority of whose voting stock (or comparable securities) is owned by us or one of our subsidiaries. This restriction does not apply to or prevent the creation or existence of:

•	liens on property existing at the time of acquisition or construction of the property (or created within one year after completion of the acquisition or construction), whether by purchase, merger, construction or otherwise (or on the property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of those liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or later made on the property subject to the lien;

•	any extensions, renewals or replacements, or successive extensions, renewals or replacements, in whole or in part, of liens permitted by the first bullet point above;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by any of the first two bullet points above; or

•	permitted encumbrances. (Section 4.07)

“Permitted encumbrances” means liens of the types customarily permitted by indentures for utility debt securities, including among other items:

•	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial), steam, water or other utility accounts receivable or customers’ installment paper;

•	liens of

•	taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent,

•	liens for workers’ compensation awards and similar obligations not then delinquent,

•	mechanics’, labors’, materialmen’s and similar liens not then delinquent, and

•	liens of these types, whether or not delinquent, whose validity is being contested in good faith by us or a subsidiary;

•	the lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or other judgment liens not exceeding at any one time an aggregate of $10,000,000;

•	easements or reservations in respect of our property or property of a subsidiary for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances, other than to secure the payment of money, none of which, in the opinion of counsel, are such as to interfere with the proper operation and development of the affected property for its intended use in our business or the business of our subsidiaries;

•	any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations in deeds or other instruments under which we or a subsidiary has acquired or may in the future acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of our properties and those of our subsidiaries, taken as a whole;

•	rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam, water or other utility products or any by-products generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial), steam, water or other utility product supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial), steam, water or other utility business;

•

liens created or assumed by us or our subsidiaries in connection with the issuance of tax exempt state and local bonds for purposes of financing, in whole or in part, the acquisition or construction of property to be used by us or our subsidiaries, provided the liens are limited to the property financed and the related real estate;

•	liens against our property or property of our subsidiary at the time a person consolidates with or merges into, or transfers all or substantially all of its assets to, us or a subsidiary, provided that in the opinion of our board of directors or our management, as evidenced by a certified board resolution or an officers’ certificate delivered to the trustee, the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the lien; and

•	liens or encumbrances not otherwise permitted if, at the incurrence of and after giving effect to these liens or encumbrances, the aggregate of all of our obligations secured thereby does not exceed 15% of total assets. For this purpose “total assets” means all of our assets as shown on our most recent quarterly or annual consolidated balance sheet, as determined in accordance with generally accepted accounting principles in the United States applied on a consistent basis. (Section 4.06)

Further, this restriction will not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business. (Section 4.07)

Other Covenants

Any other restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into, or transfer all or substantially all of our property to, another company, unless:

•	that company is organized under the laws of the United States or a state of the United States;

•	that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any interest coupons;

•	all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

•	immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Following substitution, the successor may exercise our rights and powers under the indenture, the debt securities and any interest coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in other authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07)

To the extent permitted by the terms of a series of debt securities authorized to be issued in registered form and bearer form, bearer debt securities may be exchanged for an equal aggregate principal amount of registered or bearer debt securities of the same series and date of maturity in other authorized denominations upon surrender of the bearer debt securities with all unpaid interest coupons, except as may otherwise be provided in the debt securities, at our agency maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07) As of the date of this prospectus, we do not expect that the terms of any series of debt securities will permit registered debt securities to be exchanged for bearer debt securities.

Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of debt securities will occur if:

•	we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;

•	we default in the payment of the principal or premium, if any, of any debt securities of the series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

•	we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of the series as required by the securities resolution establishing the series and the default continues for a period of 60 days;

•	we default in the performance of any of our other agreements applicable to the series and the default continues for 90 days after the notice specified below;

•	pursuant to or within the meaning of any bankruptcy law we:

—	commence a voluntary case,

—	consent to the entry of an order for relief against us in an involuntary case,

—	consent to the appointment of a custodian for us or for all or substantially all of our property, or

—	make a general assignment for the benefit of our creditors;

•	a court of competent jurisdiction enters an order or decree under any bankruptcy law that remains unstayed and in effect for 60 days and that:

—	is for relief against us in an involuntary case,

—	appoints a custodian for us or for all or substantially all of our property, or

—	orders us to liquidate; or

•	there occurs any other event of default provided for in that series. (Section 6.01)

The term “bankruptcy law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any bankruptcy law. (Section 6.01)

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. (Section 1.01) A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (Section 6.02)

Unless a securities resolution provides otherwise, a default on a series of debt securities issued under the indenture does not constitute a default on any other series of debt securities issued under the indenture. (Section 6.01).

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the trustee and holders of the series. (Section 6.03)

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the scheduled redemption date. (Section 6.01) Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice. (Section 3.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt would not automatically constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision; in that case the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

As described below, the indenture and the debt securities or any interest coupons of any series may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the debt securities, the indenture and any interest coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 9.02) Except as described in the next paragraph, a default on a series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. (Section 6.04)

However, without the consent of each debt security holder affected, no amendment or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the interest on or change the time for payment of interest on any debt security;

•	change the fixed maturity of any debt security, subject to any right we may have retained in the securities resolution and described in the prospectus supplement;

•	reduce the principal of any non-discounted debt security or reduce the amount of the principal of any discounted debt security that would be due on its acceleration;

•	change the currency in which the principal or interest on a debt security is payable;

•	waive any default in payment of interest on or principal of a debt security; or

•	waive any default in respect of a provision of the indenture that cannot be amended without the consent of each security holder affected. (Sections 6.04 and 9.02)

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•	to cure any ambiguity, omission, defect, or inconsistency;

•	to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger or consolidation requiring that assumption;

•	to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;

•	to create a series of debt securities and establish its terms;

•	to provide for a separate trustee for one or more series of debt securities; or

•	to make any change that does not materially adversely affect the rights of any debt security holder. (Section 9.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations, with limited exceptions, with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

•	irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;

•	deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

•	comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in those obligations. (Section 8.02)

Regarding the Trustee

U.S. Bank National Association will act as trustee and registrar for debt securities issued under the indenture and, unless otherwise indicated in a prospectus supplement, the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee three months in advance and if no default occurs during the three-month period. If the trustee resigns or is removed or if a vacancy exists in the office of trustee for any reason, the indenture provides that we must promptly appoint a successor trustee. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to or otherwise extend credit to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee. The trustee is also the trustee under our indenture dated as of September 1, 1990, and provides services for us and certain affiliates, including Wisconsin Energy, as a depository of funds, registrar, member of a bank group providing back-up credit lines, trustee under other indentures and similar services. The trustee also provides treasury management and cash management services for us and some of our affiliates and manages portfolio assets for our master pension trust.

BOOK-ENTRY ISSUANCE

The debt securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the depositary identified in the applicable prospectus supplement. The depositary will be The Depository Trust Company (“DTC”), New York, NY, unless otherwise indicated in the applicable prospectus supplement. Book-entry securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged for the individual debt securities that it represents, a book-entry security may not be transferred except as a whole to a nominee of the depositary or to a successor depositary or any nominee of the successor.

According to information provided by DTC, DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants, who we also refer to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to other indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com. The contents of DTC’s web site are not a part of this prospectus.

We expect that pursuant to procedures established by DTC, upon the deposit of one or more global debt securities with DTC, DTC will credit, on its book-entry registration and transfer system, the ownership interest represented by that global note to the accounts of participants. The accounts to be credited shall be designated by the initial purchaser. Ownership of beneficial interests in the global debt securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global debt securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the global debt securities other than participants). The laws of some jurisdictions may require that particular purchasers of debt securities take physical delivery of those debt securities in definitive form. Those limits and laws may impair the ability to transfer or pledge beneficial interests in the global debt securities.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner and holder of any debt securities represented by the global security for all purposes under the indenture and the debt securities. In addition, as a beneficial owner of an interest in a global security, you will not be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in a global security, you will not be entitled to have the underlying debt securities that are represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated debt securities under the global security and will not be considered to be the owner or holder of any debt securities under the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take the action, and the participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC will take any action permitted to be taken by a holder of interests in a global security only at the direction of one or more participants to whose account the DTC interests in the global security are credited and only in respect of the portion of the aggregate ownership interest in the global security as to which the participant or participants has or have given the direction.

We expect that conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect from time to time.

Redemption notices will be sent to DTC’s partnership nominee, Cede & Co., as the registered holder of the book-entry securities.

As long as the book-entry debt securities are held by DTC or its nominee and DTC continues to make its same-day funds settlement system available to us, all payments on the book-entry debt securities will be made by us in immediately available funds to DTC. We have been advised that DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of that participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements in effect from time to time. Payment on book-entry debt securities to DTC is our responsibility or the responsibility of the trustee (as applicable), disbursement of those payments to direct participants is the responsibility of DTC and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under those circumstances, if we do not appoint a successor depositary within 90 days, we will issue individual definitive debt securities in exchange for all the global securities representing the debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities represented by global securities and, in that event, will issue individual definitive debt securities in exchange for all the global securities representing them. Individual definitive debt securities so issued will be issued in denominations of $1,000 and any larger amount that is an integral multiple of $1,000 and registered in those names as DTC shall direct.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	any combination of the above.

The distribution of debt securities of any series may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices, or through competitive bidding.

The prospectus supplement will set forth with respect to the securities being offered by it the terms of the offering of those securities, including the name or names of any underwriters, the purchase price of those securities and the proceeds to us from that sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which those securities may be listed. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be “underwriters,” and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities of the series offered by us and described in the applicable prospectus supplement if any of those debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Debt securities may also be offered and sold, if indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more remarketing firms acting as principals for their own accounts or as agents for us. We will identify in the prospectus supplement any remarketing firm and describe the terms of its agreement, if any, with us and any related compensation. Remarketing firms may be deemed to be underwriters in connection with the debt securities remarketed thereby.

Debt securities may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by institutional investors to purchase debt securities providing for payment and delivery on a future date specified in the prospectus supplement. There may be limitations on the minimum amount which may be purchased by any of those institutional investors or on the portion of the aggregate principal amount of the particular debt securities which may be sold pursuant to these arrangements. Institutional investors to which these offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions as may be approved by us. The obligations of any of these purchasers pursuant to these delayed delivery and payment arrangements will not be subject to any conditions except (a) the purchase by an institution of the particular debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject, and (b) if the particular debt securities are being sold to underwriters, we shall have sold to those underwriters all of those debt securities other than the debt securities covered by these arrangements. Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance by us or the institutional investors under these arrangements.

If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of debt securities that may stabilize, maintain, or otherwise affect the price of those debt securities, that intention and those transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against particular civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of those civil liabilities. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Various legal matters in connection with the debt securities will be passed upon for Wisconsin Gas by Sally R. Bentley, Assistant Vice President—Legal Services of Wisconsin Electric, or A. William Finke, Counsel of Wisconsin Electric, and by Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin. Various legal matters in connection with the debt securities will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York. Cahill Gordon & Reindel LLP have acted and will continue to act as counsel to us and/or to Wisconsin Energy and other affiliates of Wisconsin Energy in connection with various other matters. Quarles & Brady LLP and Cahill Gordon & Reindel LLP will not pass upon our incorporation or franchise matters. Cahill Gordon & Reindel LLP will rely upon the opinion of Ms. Bentley or Mr. Finke as to all matters of Wisconsin law. Cahill Gordon & Reindel LLP and Quarles & Brady LLP will rely upon that opinion as to the exempt status of Wisconsin Gas and Wisconsin Energy under the Public Utility Holding Company Act of 1935, as amended.

As of June 30, 2003, Ms. Bentley and Mr. Finke owned beneficially approximately 2,889 shares and 12,215 shares of common stock of Wisconsin Energy, respectively, and held options to acquire 47,095 shares (17,356 of which were exercisable) and 9,130 shares (1,141 of which were exercisable) of Wisconsin Energy common stock, respectively.

EXPERTS

The financial statements for the year ended December 31, 2002 incorporated in this prospectus by reference from Wisconsin Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (a) the adoption of a new accounting principle and (b) the application of procedures relating to certain disclosures related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which Deloitte & Touche LLP have expressed no opinion or other form of assurance other than with respect to such disclosures), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2001 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and have been so incorporated upon the authority of that firm as experts in giving said report.

Because they have ceased operations, we have been unable to obtain Arthur Andersen LLP’s written consent to the incorporation by reference in this prospectus of their report on the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2002. Accordingly, we have omitted Arthur Andersen LLP’s consent in reliance upon Rule 437a under the Securities Act of 1933, which permits us to dispense with the requirements to file the written consent of Arthur Andersen LLP under the circumstances.

Because Arthur Andersen LLP has not consented to the incorporation of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in our financial statements audited by Arthur Andersen LLP or for any omission to state a material fact required to be stated in those financial statements.

The financial statements of Wisconsin Gas Company (Successor) for the period from April 27, 2000 to December 31, 2000, and the financial statements of Wisconsin Gas Company (Predecessor) for the period from January 1, 2000 to April 26, 2000, incorporated in this prospectus by reference to the Annual Report on Form  10-K of Wisconsin Gas Company for the year ended December 31, 2002 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s significant change in ownership as of April 27, 2000 which resulted in a new basis of accounting, as described in Note C to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC at 1-800-732-0330 for further information about the Public Reference Room.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information contained in the registration statement, parts of which we have omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement and its exhibits. Any statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. You should refer to the copy of the document filed with the SEC for a more complete description of the matter involved.

The SEC allows us to “incorporate by reference” the information we file with them, which means we are assumed to have disclosed important information to you when we refer you to documents that are on file with the SEC. The information we have incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC (File No. 001-07530) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (including documents filed after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement) until we complete our offering.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

•	Current Reports on Form 8-K filed March 7, 2003, March 21, 2003, April 28, 2003, June 20, 2003 and July 25, 2003.

We will provide, at no cost, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request to us at:

Wisconsin Gas Company

231 West Michigan Street

P. O. Box 2046

Milwaukee, Wisconsin 53201

Attn: Ms. Kristine Rappe, Corporate Secretary

Telephone: (414) 221-3759

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement are as follows:

SEC registration fee (actual)	$16,180
Public Service Commission of Wisconsin fee (actual)	1,000
Trustee’s fees and expenses	10,000
Printing expenses	50,000
Legal fees and expenses	90,000
Accounting fees and expenses	50,000
Blue Sky fees and expenses	10,000
Rating agencies’ fees	165,000
Miscellaneous expenses	7,820

Total	$400,000

Item 15.    Indemnification of Directors and Officers.

Wisconsin Gas Company (“Wisconsin Gas”) is incorporated under the Wisconsin Business Corporation Law (the “WBCL”).

Under Section 180.0851(1) of the WBCL, Wisconsin Gas is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Wisconsin Gas. In all other cases, Wisconsin Gas is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Wisconsin Gas, unless it is determined that he or she breached or failed to perform a duty owed to Wisconsin Gas and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Wisconsin Gas or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Wisconsin Gas’ Restated Articles of Incorporation, Bylaws, any written agreement or a resolution of the board of directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance, to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of Wisconsin Gas against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Article VIII of Wisconsin Gas’ Bylaws provides that Wisconsin Gas will indemnify to the fullest extent permitted or required by the WBCL its directors and officers against any and all liabilities (including judgments, settlements, penalties, assessments, forfeitures or fines), and advance any and all reasonable expenses (including fees, costs, charges disbursements, attorney fees and any other expenses incurred in connection with a proceeding), incurred in any legal proceeding (including any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal) to which the director or officer is a party because he or she is or was a director or officer of Wisconsin Gas or is or was serving at the request of Wisconsin Gas as a director, officer, employee or agent of another enterprise. It also provides that Wisconsin Gas will indemnify any employee who is not a director or officer, to the extent the employee has been successful on the merits or otherwise in defense of a legal proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of Wisconsin Gas. Wisconsin Gas’ Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors, officers and employees are entitled under the WBCL.

Underwriting or purchase agreements entered into by Wisconsin Gas in connection with the securities being registered may provide for indemnification of directors, officers and controlling persons of Wisconsin Gas against certain liabilities, including liabilities under the Securities Act of 1933.

Officers and directors of Wisconsin Gas are covered by insurance policies purchased by Wisconsin Gas or its parent, Wisconsin Energy Corporation, under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16.    Exhibits.

See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes (in accordance with the corresponding lettered undertakings in Item 512 of Regulation S-K):

(a)    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

. . .

(d)    In the event that the terms of any offers and sales of the securities are determined by competitive bidding, (1) to use its best efforts to distribute, prior to the opening of bids, to prospective bidders, underwriters and dealers a reasonable number of copies of a prospectus which at the time meets the requirements of section 10(a) of the Securities Act of 1933 and relating to the securities offered at competitive bidding, as contained in the registration statement together with any supplements thereto and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

. . .

(h)    Reference is made to the indemnification provisions described in Item 15 of this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)    (1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 6, 2003.

WISCONSIN GAS COMPANY

By:	/s/ RICHARD A. ABDOO

Richard A. Abdoo, Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Richard A. Abdoo, Allen L. Leverett and Jeffrey West, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all amendments to this registration statement, including any post-effective amendments, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.*

Signature and Title

/s/ RICHARD A. ABDOO	/s/ BARBARA L. BOWLES
Richard A. Abdoo, Chairman of the Board and Director	Barbara L. Bowles, Director

/s/ GALE E. KLAPPA	/s/ ROBERT A. CORNOG
Gale E. Klappa, President and Chief Executive Officer (Principal Executive Officer)	Robert A. Cornog, Director

/s/ ALLEN L. LEVERETT	/s/ WILLIE D. DAVIS
Allen L. Leverett, Chief Financial Officer (Principal Financial Officer)	Willie D. Davis, Director

/s/ STEPHEN P. DICKSON	/s/ ULICE PAYNE, JR.
Stephen P. Dickson, Controller (Principal Accounting Officer)	Ulice Payne, Jr., Director

/s/ JOHN F. AHEARNE	/s/ FREDERICK P. STRATTON, JR.
John F. Ahearne, Director	Frederick P. Stratton, Jr., Director

/s/ JOHN F. BERGSTROM	/s/ GEORGE E. WARDEBERG
John F. Bergstrom, Director	George E. Wardeberg, Director

*	Each of the above signatures is affixed as of August 6, 2003.

WISCONSIN GAS COMPANY

(Commission File No. 001-07530)

EXHIBIT INDEX

to

FORM S-3 REGISTRATION STATEMENT

The following exhibits are filed with or incorporated by reference (to the documents identified in parentheses) in this registration statement.

Exhibit Number	Description

1	Form of Underwriting Agreement for Debt Securities.

4	Form of Indenture for Debt Securities between Wisconsin Gas Company and U.S. Bank National Association, as Trustee, including, as exhibits, forms of Registered Security and Bearer Security thereunder.

5	Opinion of Sally R. Bentley, Assistant Vice President – Legal Services of Wisconsin Electric Power Company, as to legality of the Debt Securities being registered.

12	Statement of Computation of Ratio of Earnings to Fixed Charges. (Exhibit 12.1 to Wisconsin Gas Company’s 6/30/03 Form 10-Q.)

23.1	Consent of Deloitte & Touche LLP with respect to report on financial statements as of and for the year ended December 31, 2002.

23.2	Consent of Arthur Andersen LLP with respect to report on financial statements as of and for the year ended December 31, 2001 – omitted pursuant to Securities Act Rule 437a.

23.3	Consent of PricewaterhouseCoopers LLP with respect to report on financial statements for the year ended December 31, 2000.

23.4	Consent of Sally R. Bentley, contained in her opinion filed as Exhibit 5.

23.5	Consent of A. William Finke.

23.6	Consent of Quarles & Brady LLP.

24	Power of Attorney, contained on Signatures page.

25	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to Debt Securities.

EI-1